CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional Class, Investor Class and Reserve Class Prospectuses of Lehman Brothers Institutional Liquidity Fund and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Lehman Brothers Institutional Liquidity Fund in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-120167) of Lehman Brothers Institutional Liquidity Series and to the incorporation by reference of our report dated December 3, 2004, with respect to the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Income Funds, included in the October 31, 2004 Annual Report of Neuberger Berman Income Funds in the Statement of Additional Information of Lehman Brothers Institutional Liquidity Fund, a series of Lehman Brothers Institutional Liquidity Series.



                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
December 22, 2004